PURCHASE AGREEMENT

      THIS AGREEMENT, entered into effective as of this 20th day of September, 1999.

      1. Parties. The buyer is Boulevard East, LLC or related assigns, (such assignment to be effective only if buyer shall remain liable for the full performance of Buyer hereunder), ("Buyer"), and the seller is AEI Income & Growth Fund XXI Limited Partnership, a Minnesota limited partnership, and AEI Institutional Net Lease Fund `93 Limited Partnership (together, "Seller").

      2. Property. The Property consists of the real property legally described on Exhibit A attached hereto, all buildings and improvements, and fixtures on the land, (including, but not limited to, that certain approximately square foot building and related improvements) appurtenances, mineral and similar rights (to the extent owned by Seller), and personal property, if any, presently owned by Seller and used by Seller in connection with the land or the improvements, all of Seller's interest in all leases, prepaid rents, security deposits and other contract rights, guaranties and warranties or other rights related to the use and operation of the Property and all assignable governmental licenses and permits.

     3. Purchase Price. The purchase price for the Property is $1,697,089, all cash.

      4. Terms. The purchase price for the Property will be paid by Buyer as follows:

                                (a)    When  this  agreement   is
                    executed, Buyer will pay $5,000 to Seller (the "First Payment"). The First Payment
                    will be forwarded to the Escrowee per paragraph 7 hereof, and credited against the purchase price when and if escrow closes and the sale is completed.

                               (b)  At the expiration of the  Due
                    Diligence Period, buyer will deposit with Escrowee an addition $20,000 (the ASecond
                    Payment@)

                              (c)  Buyer will deposit the balance
                    of the purchase price, $1,672,089, (the "Final Payment") into escrow in sufficient time to allow escrow to close on the closing date.

      5. Closing Date. Escrow is scheduled to close (i.e., the deed will be recorded and the purchase price transferred to Seller) on November 15, 1999, or such earlier time as the parties may mutually agree.

     6. Due Diligence. Buyer will have until the latter of (i) forty-five (45) days after the full execution of this Agreement by both parties hereto, or (ii) forty-five (45) days after delivery of each of the following items (the ADue Diligence Period@) to conduct all of its inspections and due diligence and satisfy itself regarding each item, the Property and this transaction.

          a. The original and one copy of a title insurance commitment for an ALTA owner's title insurance policy
          (see paragraph 8 below)

          b. Copies of such "as built" plans and specifications for the Property as Seller can locate after diligent search.

          c.    Copies  of  an "as built" survey of the  Property
          done  concurrent  with  Seller's  acquisition  of   the
          Property.

          d. Current lease, and rent payment history showing occupancy date, lease expiration date, rent, and security deposit, if any, accompanied by such tenant financial statements as may have been provided to Seller by the Tenant.

          Copies   of  any  and  all  existing  soil  tests   and
          environmental tests previously done by or for Seller relating to the Property.

During the Due Diligence Period, Buyer and Seller as a condition to both parties' obligations hereunder, shall attempt to agree upon a mutually acceptable form of assignment and assumption of lease and personalty of Seller on the Property, if any, with respective pre and post closing indemnification clauses, and an Estoppel Certificate executed by existing tenant on such form reasonably approved by Buyer, or if tenant is unwilling, certified by Seller (to be submitted within thirty (30) days of Closing).

Seller shall provide Buyer access to the Property from time to time for the purpose of conducting inspections thereof including mechanical, structural, electrical and other physical inspections. Buyer has until the end of the Due Diligence Period to complete such physical inspection.

Buyer shall indemnify Seller from and against any and all losses, claims, causes of action, liabilities, and costs to the extent caused by the actions of Buyer, its agents, employees, contractors, or invitees, during any such entry upon the Property. The foregoing duty of indemnification shall include the duty to pay all reasonable attorney's fees incurred by the Seller in responding to or defending any such claims or proceedings.

Buyer may cancel this agreement for ANY REASON in its sole discretion by delivering a cancellation notice by certified mail, return receipt requested, or by overnight delivery service to Seller and escrow holder before the expiration of the Due Diligence Period. Such notice shall be deemed effective only upon receipt by Seller.

If Buyer cancels this Agreement as permitted under this Section, except for any escrow cancellation fees and any liabilities under Sections 15(a) of this Agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall be returned the First Payment, and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

Buyer irrevocably will be deemed to have canceled this Agreement and relinquish all rights in and to the Property unless Buyer makes the Second Payment when required. Upon payment of the Second Payment, Buyer shall have been deemed to have waived its right to terminate this Agreement based upon the items received by Buyer and its inspection of the property during the Due Diligence Period. Buyer shall have ten (10) business days, from written notice to Buyer, to review any adverse material changes in any of the due diligence items received prior to the Closing Date to terminate this Agreement. Except for the foregoing, if this Agreement is not canceled and the Second Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

7. Escrow. The escrow holder will be Centura Title Insurance Agency, as agent for a nationally-recognized title insurance company reasonably acceptable to Seller ("the Escrowee"), with offices in or near Charlotte, North Carolina. A copy of this Agreement and the First Payment will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties (and the parties agree to sign these additional instructions). If there is any conflict between these other instructions and this Agreement, this Agreement will control. Escrow will be deemed opened only upon Seller's execution of this Agreement and the deposit with Escrowee of the Buyer's First Payment by Seller. The escrow is scheduled to close on November 15, 1999.

8. Title. Closing will be conditioned on the agreement of the Escrowee to issue an ALTA Owner's policy of title insurance, dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own insurable title to the property subject only to: the title company's standard exceptions; current real property taxes and assessments; survey exceptions; and other items of record disclosed to Buyer during the contingency period.

Buyer shall be allowed ten (10) business days after receipt of said commitment for examination and for the making of any objections thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed sixty (60) days to remove or cure such objection to Buyer's satisfaction and make such title marketable. If Seller shall decide to make no efforts to make title marketable, or is unable to make title marketable, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment shall be returned and this Agreement shall be null and void and of no further force and effect.

Pending correction of title, the payments hereunder required shall be postponed, but upon correction of title and within ten
(10) days after written notice of correction to the Buyer, the parties shall perform this agreement according to its terms. Seller shall pay for the cost of issuing the title commitment and Buyer shall pay the owner's title insurance premium for an Owner's policy.

9. CLOSING COSTS. Subject to paragraph 4(c) above, Seller will pay the deed stamp taxes and one-half of escrow fees, and any brokerage commissions payable. Buyer will pay all recording fees, one-half of the escrow fees, the costs of a survey or survey update (if required by Buyer) and the title premium. Each party will pay its own attorneys' fees and costs to document and close of this transaction.

10.  REAL ESTATE TAXES, SPECIAL ASSESSMENTS AND PRORATIONS.

                     (a)   Because the Property is subject  to  a
               triple net lease, the parties acknowledge that there shall be no need for a real estate tax prorations. However, Seller represents that to the best of its knowledge, all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full. Unpaid levied and pending special assessments existing on the date of Closing shall be pro-rated between Buyer and Seller as of the date of Closing. Buyer shall pay all taxes due and payable in the year after Closing and any unpaid installments of special assessments payable therewith and thereafter.

                     (b)   All  income and all operating expenses
               from the Property shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earned and shall be responsible for all expenses incurred prior to the date of Closing, and Buyer shall be entitled to all income earned and shall be responsible for all operating expenses of the Property incurred on and after the date of closing. To the extent any of said items cannot be determined at Closing after reasonable efforts, Seller and Buyer shall compute such prorations as soon as possible after Closing and settle such adjustment as of the Closing date.

     11.  SELLER'S COVENANTS, REPRESENTATIONS AND AGREEMENTS.

           (a) Seller represents and warrants as of this date that:

                               (i)   Except  for  the  Net  Lease
                    Agreement with Caribou Coffee and its sublessees or concessionaires, there are no other leases of the property. The Caribou Coffee Net Lease Agreement is in full force and effect and neither party is in default thereunder and the tenant is not entitled to any credits or offsets thereunder.

                              (ii) It is not aware of any pending
                    litigation,    condemnation,   or    rezoning
                    proceedings against the Property or Seller's interest in the Property.

                    (iii)     It is not aware of any contracts it
                    has executed that would be binding on Buyer after the closing date.

                    (iv)  Seller  is  validly existing  and  duly
                    qualified to transact business in the State of North Carolina.

                    (v) To the best of Seller's knowledge the Property is not subject to any claim, demand, suit, unfiled lien or other proceeding of any kind which affects or may affect the Property.

                    (vi)  There are no leasing commissions,  fees
                    or other compensation owed in connection with the leasing of the Property.

                    (vii) Provided that Buyer performs its obligations when required, Seller agrees that it will not enter into any new contracts or amend or modify any current leases that would materially affect the Property and be binding on Buyer after the closing date without Buyer's prior consent, which will not be unreasonably withheld.

                    (viii)     Seller  is not a "foreign  person"
                    which  would subject Buyer to the withholding
                    tax   provisions  of  Section  1445  of   the
                    Internal Revenue Code.

                    (ix) To Seller's best knowledge, the Property and all business operations thereon are in compliance with all applicable federal, state and local statutes, laws and regulations.

                    (x) Seller is not aware of, and has received no notice of, the presence, disposal, leakage or migration on to the Property of any hazardous waste or toxic substances regulated by any federal, state or local governmental authorities which may be in violation of any applicable law, rule or regulation.

                               (xi)  In addition to the acts  and
                    deeds recited herein and contemplated to be performed, executed, and delivered by Seller, Seller shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds, and assurances, as Buyer or the Title Company may require and Seller deems to be reasonable in order to consummate the transactions contemplated herein.

                    (xii) Seller has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

               (b) All covenants, representations and warranties of Seller contained herein are true and correct as of the date hereof and shall be true and correct as of the date of Closing.

      12. Disclaimer. Seller and Buyer acknowledge and agree that Seller acquired the Property through a sale\leaseback with the present tenant. Seller has been an absentee landlord. Consequently, Seller has little, if any, knowledge of the physical characteristics of the Property.

     Accordingly, except as otherwise specifically stated in this Agreement, Seller hereby specifically disclaims any warranty, guaranty, or representation, oral or written, past, present, or future of, as to, or concerning (i) the nature and condition of the Property, including, without limitation, the water, soil, and geology, and the suitability thereof and of the Property for any and all activities and uses which Buyer may elect to conduct thereon; (ii) except for the warranty contained in the Deed to be delivered by Seller at the Closing, the nature and extent of any right of way, Lease, possession, lien, encumbrance, license, reservation, condition, or otherwise, and (iii) the compliance of the Property or its operation with any laws, ordinances, or regulations of any government or other body.

     Buyer acknowledges that having been given the opportunity to inspect the Property, Buyer is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller except as set forth herein. Buyer further acknowledges that the information provided and to be provided with respect to the Property by Seller was obtained from a variety of sources and Seller neither (a) has made independent investigation or verification of such information, or
(b) makes any representations as to the accuracy or completeness of such information. The sale of the Property as provided for herein is made on an "AS IS" basis, and Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified herein, Seller makes no Warranty or representation, Express or Implied, or arising by operation of law, including, but not limited to, any warranty or condition, habitability, tenantability, suitability for commercial purposes, merchantability, or fitness for a particular purpose, in respect of the Property.

     BUYER AGREES THAT IT SHALL BE PURCHASING THE PROPERTY IN ITS THEN PRESENT CONDITION, AS IS, WHERE IS, AND SELLER HAS NO OBLIGATION TO CONSTRUCT OR REPAIR ANY IMPROVEMENTS THEREON, OR TO PERFORM ANY OTHER ACT REGARDING THE PROPERTY, EXCEPT AS EXPRESSLY PROVIDED HEREIN.

     13.  CLOSING.

               a. Before the closing date, Seller will deposit into escrow: an executed general warranty deed on the form attached hereto as Exhibit B conveying fee simple, insurable title of the Property to Buyer; and

                    i)   Assignment and Assumption of the Caribou
                    Coffee   Lease,  and  any  other   intangible
                    personal property.

               ii) Bill of sale to personal property, if any, of Seller, on the property.

               iii) Lien waiver affidavit

               iv)  Form 10995

               v)   FIRPTA Certificate

                               vi)   Delivery of ORIGINAL Caribou
                    Coffee  lease, warranties/guaranties, if  any
                    in   Seller's  possession,  permits/licenses,
                    keys, if any, in Seller's possession.

                    vii)  Certified copy of Partnership Agreement
                    for the Seller

                viii)      Notice  of transfer to tenant  jointly
signed by Buyer and Seller.

                              ix)  Estoppel dated no more than 30
                    days prior to the Closing from Caribou Coffee in form and substance reasonably satisfactory to Buyer. If Buyer and Seller cannot agree prior to the end of the Due Diligence Period on the form of Estoppel to be delivered, this Agreement shall be null and void and of no further force and effect and Buyer's First (and Second, if made) Payment shall be returned to Buyer.

                     (b)   On  or Before the closing date,  Buyer
               will deposit into escrow: the Assignment and Assumption of Lease signed by Buyer; the balance of the purchase price when required under Section 4; any additional funds required to close escrow. Both parties will sign and deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

                     (c)  On the closing date, if escrow is in  a
               position to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement; and take all other actions necessary to close escrow.

      14. DEFAULT. If Buyer defaults and Seller has fully performed all obligations of Seller hereunder and satisfied all conditions to Closing to be performed by Seller, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled as its sole and exclusive remedy, to retain all monies heretofore paid by the Buyer as liquidated damages, actual damages being difficult if not impossible to calculate and the parties having made a good faith effort to determine the same.

      If Seller shall default, Buyer irrevocably waives any right to file a lis pendens, a specific performance action or any other claim, action or proceeding of any type in connection with the Property or this or any other transaction involving the Property, and will not do anything to affect title to the Property or hinder, delay or prevent any other sale, lease or other transaction involving the Property (any and all of which will be null and void), unless: it has paid the First and Second Payment, performed all of its other obligations and satisfied all conditions under this Agreement within the required time periods, and unconditionally notified Seller that it stands ready to tender full performance, purchase the Property and close escrow as per this Agreement, regardless of any alleged default or misconduct by Seller. Provided, however, that in no event shall Seller be liable for any punitive, consequential or speculative damages arising out of any default by Seller hereunder. Upon a default by Seller hereunder, Buyer shall have the right to enforce an action in equity for specific performance, sue for damages available at law or terminate this Agreement by written notice to Seller and receive the immediate return of the First and Second Payment.



     15.  BUYER'S REPRESENTATIONS AND WARRANTIES.

     a.   Buyer represents and warrants to Seller as follows:

          (i) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds, and assurances as Seller or the Title Company may require and Buyer deems to be reasonable in order to consummate the transactions contemplated herein.

          (ii) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

          (iii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law,
          (ii) any order of any court or other agency of government having jurisdiction hereof, or (iii) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

     16.  DAMAGE, DESTRUCTION AND EMINENT DOMAIN.

                a. If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and (ii) any ten-day period provided for above in this Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, and are so payable to Seller under the Caribou Coffee Lease.

                b. If, prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer all the Seller's right, title and interest in and to any award made, or to be made, in the condemnation proceeding.

      In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16a or 16b, the First and Second Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof).

     17.  MISCELLANEOUS.

                     (a)  This Agreement may be amended only by a
               written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party.

                     (b)  Time is of the essence.  This Agreement
               will not be construed for or against a party whether or not that party has drafted this agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

                     (c)  If this escrow has not closed by thirty
               (30) days after the end of the Due Diligence Period, through no fault of Seller, Seller may either, at its election, extend the closing date, exercise any remedy available to it by law, or terminate this Agreement and return all funds theretofore paid by Buyer.

                     (d)   Funds to be deposited or paid by Buyer
               will be good and clear funds in the form of cash, cashier's checks or wire transfers. All funds deposited into escrow and held by the escrow holder will be held in an interest-bearing account. Interest on the funds in this account will accrue for Buyer's benefit, but if Buyer defaults, interest will accrue for Seller's benefit.

                     (e)   All notices from either of the parties
               hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery, to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

               If to Seller:

                  Attention:  Robert P. Johnson
                              AEI Fund Management, Inc.
                              1300 Minnesota World Trade Center
                              Saint Paul, Minnesota  55101
                              Facsimile: (651) 227-7705
               If to Buyer:

                   Attention: Ralph H. Falls, III CCIM
                              320 South Tryon Street
                              Suite 202
                              Charlotte, North Carolina  28202
                              Facsimile: (704) 333-6092

                    (f)  Further Conditions to Closing:

                                   i)   Seller has complied with
                         and otherwise performed each of the
                         covenants and obligations of Seller set
                         forth herein;

                                   ii)  No adverse change to the
                         title or to the environmental condition
                         of the Property occurs after the Due
                         Diligence Period.

                    (g)  All representations, warranties and
               covenants contained herein shall, as applicable, survive the Closing and delivery of the deed for a period of one (1) year.

                    (h)  This Agreement shall be governed by end
               construed in accordance with the laws of the State of North Carolina.

                    (i)  This Agreement may be executed in
               multiple counterparts, each of which shall be an original copy and together which shall constitute one instrument.

                    (j)  Buyer intends to effect a tax-deferred
               exchange under Section 1031 of the Internal
               Revenue Code in connection with the purchase of the Property and Seller agrees to cooperate with Buyer in carrying out said exchange; provided that, seller shall not be responsible for any costs associated therewith or assume any liabilities in connection therewith. Seller agrees to execute such additional documents as may be required to give effect to this provision.



      When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller along with the $5,000 First Payment, which, if accepted, will be deposited into escrow by Seller. Seller has five (5) business days within which to accept this offer.

     IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year first above written.

BUYER:    BOULEVARD EAST, LLC
          By: /s/ Ralph H Falls
          Its: Manager





Accepted and agreed this ______ day of September, 1999.

SELLER:   AEI INCOME & GROWTH FUND XXI LIMITED PARTNERSHIP, a
          Minnesota limited partnership

               By: AEI Fund Management XXI, Inc., its
               corporate general partner

               By:  /s/ Robert P Johnson
                        Robert P. Johnson, President

          AEI INSTITUTIONAL NET LEASE FUND `93 LIMITED PARTNERSHIP

          By:  AEI Fund Management XVIII, Inc.

          By:  /s/ Robert P Johnson
                   Robert P. Johnson, President



                           EXHIBIT A


     Being all of Lots 1, 2, and 3, Garden Terrace Subdivision, as shown on plat recorded in book of Maps 332, Page 339, Mecklenburg County Registry, North Carolina.